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                                                                   EXHIBIT 10.09


                   LONG TERM INCENTIVE COMPENSATION AGREEMENT


         This Long Term Incentive Compensation Agreement (hereinafter "LTIC Agreement") is entered into this 21st day of August, 2001, between Kevin M. Twomey (hereinafter "Executive") and The St. Joe Company, a Florida corporation (hereinafter "Company").

         WHEREAS, Executive is currently employed by the Company under the terms of an employment agreement between Executive and the Company dated January 27, 1999 (hereinafter "Employment Agreement"); and

         WHEREAS, Executive and the Company are also parties to an Amended and Restated Severance Agreement dated August 21, 2001 describing obligations in the event Executive's employment is terminated under certain circumstances (hereinafter "Severance Agreement"); and

         WHEREAS, the Company desires to provide, and Executive desires to receive, Long Term Incentive Compensation (hereinafter "LTIC"), as set forth below, in consideration for Executive's continuing employment with the Company;

         NOW, THEREFORE, Executive and Company hereby agree as follows:

         1. Defined Terms. Capitalized terms used but not defined in this LTIC Agreement shall have the meaning ascribed to them in the Employment Agreement.

         2. LTIC Award. Executive shall receive a LTIC award in the amount of $5,000,000, as adjusted upward or downward as set forth in Paragraph 3 of this Agreement payable in a single lump sum, upon the first occurrence of any of the following:

         a) Executive remains continuously employed by the Company until December 31, 2005; or

         b) Executive terminates his employment with the Company for Good Reason; or

         c)       Death of the Executive; or

         d) Disability of the Executive, as defined in the Company's long term disability plan; or

         e) Company terminates Executive's employment for any reason other than Cause; or

         f) The first anniversary of any Change in Control, provided Executive is employed by the Company on that first anniversary.
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                  3.       Adjustment to LTIC Award. The LTIC award under
                           Paragraph 2 of this Agreement shall be adjusted as follows:

                  a) The base JOE stock price shall be the closing price of JOE on August 20, 2001;

                  b) The goal is that the stock price of JOE shall increase from the base JOE stock price by $1.00 per year

                  c) If, on the payment date, the JOE stock price equals the goal (i.e. up $1 per year from the base JOE stock price), then the payment amount will be the target payment amount;

                  d) There shall be an Adjustment of the payment amount calculated as follows: For every 1% that the price of JOE stock exceeds the goal on the payment date, the actual payment amount shall increase by 2%, except that in no case can the actual payment amount be more than one third higher than the target payment amount. For every 1% by which the price of JOE stock is less than the goal on the payment on the payment date, the actual payment amount shall decrease by 2%, except that in no case can the actual payment amount be less than two-thirds of the target payment amount;

                  e) In the event of death of Executive prior to payment, the actual payment amount shall be the target payment amount;

                  f) If JOE stock is no longer publicly traded on the payment date, the last date JOE publicly traded shall be used.

                  EXAMPLE 1:
                  Target Payment: $5,000,000
                  Stock Price on Agreement Date (Base JOE Stock Price): $28.50 Goal JOE Stock Price after Four Years: $32.50
                  Actual Stock Price on Payment Date: $32.50
                  Percent Change Versus Goal: 0%
                  Adjustment: $0
                  Actual Payment: $5,000,000 x .1.0 = $5,000,000

                  EXAMPLE 2:
                  Target Payment: $5,000,000
                  Stock Price on Agreement Date (Base JOE Stock Price): $28.50 Goal JOE Stock Price after Four Years: $32.50
                  Actual Stock Price on Payment Date: $30.00
                  Percent Change Versus Goal: -8%
                  Reduction of Payment: -16%
                  Adjustment: -.16 x $5,000,000 = -$800,000
                  Actual Payment: $4,200,000


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                  EXAMPLE 3:
                  Target Payment: $5,000,000
                  Stock Price on Agreement Date (Base JOE Stock Price): $28.50 Goal JOE Stock Price after Four Years: $32.50
                  Actual Stock Price on Payment Date: $35.00
                  Percent Change Versus Goal: +8%
                  Reduction of Payment: +16%
                  Adjustment: .16 x $5,000,000 = $800,000
                  Actual Payment: $5,800,000

                  4. Early Payment. If the LTIC award is paid prior to December 31, 2005, for any of the reasons set forth in Paragraph 2(b) (Good Reason), 2(c) (Death), 2(d) (Disability), 2(e) (termination without Cause), or 2(f) (Change in Control), the Adjustment to the LTIC award in Paragraph 3 shall be made on a prorated basis as of the price of JOE stock on the date of the LTIC payment.

                  5. Voluntary Termination. If executive voluntarily terminates his employment prior to the occurrence of any of the events listed in Paragraphs 2(a) through 2(f) other than for Good Reason or Disability, no LTIC payment will be made.

                  6. Taxes. There should be no gross up for payment of income taxes.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date and year first above written.

                                  THE ST. JOE COMPANY



                                  By:
                                     ------------------------------------------
                                  Print Name: Rachelle Gottlieb
                                              VP Human Resources

                                  EMPLOYEE:



                                  By:
                                     ------------------------------------------
                                  Print Name: Kevin M. Twomey


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